          FLORIDA                         -------------------------------------
[LOGO]    PROGRESS                        INVESTOR
          CORPORATION                             NEWS


          Analyst Contacts:
          Greg Beuris (727) 820-5734
          Lauran Willoughby (727) 820-5737



FLORIDA PROGRESS REPORTS THIRD-QUARTER EARNINGS

ST. PETERSBURG, FLORIDA, OCTOBER 14, 1999 - Florida Progress Corporation (NYSE:FPC) reported third-quarter 1999 earnings of $137.3 million, or $1.40 per share, compared with 1998 earnings of $117.3 million, or $1.21 per share. The substantial earnings growth for the quarter resulted from strong customer and non-weather usage growth at Florida Power Corporation, the company's electric utility and largest subsidiary, along with significant growth at Electric Fuels Corporation, lead company for its diversified operations.

For the nine months ended September 30, 1999, Florida Progress reported earnings of $281.5 million, or $2.87 per share, a 14.6-percent increase over the nine months ended September 30, 1998 earnings of $245.6 million, or $2.53 per share.

A RECONCILIATION OF FLORIDA PROGRESS' 1999 THIRD-QUARTER EARNINGS PER SHARE IS AS FOLLOWS:

     1998 FLORIDA PROGRESS 3RD QTR EPS                                               $ 1.21
        FLORIDA POWER
           Customer & non-weather usage growth                               0.13
           Estimated weather impact on sales                                (0.05)
           1998 Accelerated amortization                                     0.04
           Depreciation & amortization                                      (0.03)
           Interest, AFUDC & other                                           0.02
                                                                           ------
                                                                                       0.11
        ELECTRIC FUELS                                                                 0.13
        CORPORATE & OTHER                                                             (0.05)
                                                                                     ------
     1999 FLORIDA PROGRESS 3RD QTR EPS                                               $ 1.40
                                                                                     ======



                            FLORIDA POWER CORPORATION

Florida Power reported earnings of $120.5 million, or $1.23 per share, for the third quarter of 1999, compared with 1998 results of $108.8 million, or $1.12 per share.

Florida Power's total kilowatt-hour sales during the third quarter of 1999, increased 5.1 percent over the same period in 1998. Increased retail sales of
3.3 percent accounted for almost half of the improvement, despite a return to more normal weather conditions when compared with the third quarter of 1998.

                                   -- more --

Page 2
Florida Progress Corporation
Investor News - Third-Quarter Earnings






Florida Power served approximately 27,000 new retail customers during the third quarter compared with last year, as it continued to benefit from strong residential and commercial customer growth of 1.9 percent and 3.2 percent, respectively.

Florida's strong economy, with unemployment well below the national average, is another factor contributing to Florida Power's retail sales growth.

Wholesale kilowatt-hour sales were up 18.3 percent in the third quarter of 1999, compared with the same period in 1998. The increase was primarily due to additional kilowatt-hour sales to Florida Power's largest wholesale customer, Seminole Electric Cooperative. Most of the 1999 sales to Seminole Electric were billed under a new, restructured contract that became effective in January 1999. As a result, non-fuel revenues from sales to Seminole Electric were essentially unchanged from last year.

Depreciation and amortization expense decreased $2.7 million in the third quarter of 1999, compared with last year. Excluding $7 million of accelerated Tiger Bay amortization in the third quarter of 1998, depreciation and amortization expense increased $4.3 million. The increase was largely attributable to the 500-megawatt Hines plant, which was placed in service during the second quarter of 1999.

                           ELECTRIC FUELS CORPORATION

Electric Fuels earned $23.4 million, or $.24 per share, in the third quarter of 1999, compared with $10.5 million, or $.11 per share, in 1998. The substantial increase in earnings per share was primarily due to synthetic fuel sales by the Energy and Related Services group and an income tax true-up related to synfuel sales.

Earnings at the Energy and Related Services group were up $6.5 million before an income tax adjustment, compared with the same period last year. Sales of a coal-based synthetic fuel and the related tax credits accounted for most of the increase.

Due primarily to the rapid growth of the synfuel operations and the resulting increase in expected synfuel tax credits available for 1999, the Company reduced the estimate of its expected 1999 effective tax rate. The lower effective tax rate reduced income tax expense by $6 million compared with the tax expense that would have been recorded using the effective tax rate that was utilized in prior 1999 quarters. The only effect of the true-up is on the timing of recognizing the tax credits this year.

Earnings from the Inland Marine Transportation group were essentially unchanged from the third quarter of 1998. The benefits of a larger barge fleet were offset by higher diesel fuel costs and low-water conditions that limited barge tonnage on the Ohio River.

Results at the Rail Services group increased $1.7 million, compared with 1998. The 44-percent increase was due to higher earnings from the mechanical and trackwork divisions and sales of railcars from the lease portfolio.

                                   -- more --

Page 3
Florida Progress Corporation
Investor News - Third-Quarter Earnings






                               CORPORATE AND OTHER

Corporate and other expenses increased $.05 per share, resulting in a $.07 loss in the third quarter of 1999, compared with a $.02 loss in 1998. On August 23, Florida Progress and Carolina Power & Light announced that the two companies had agreed to combine. Transaction costs incurred by Florida Progress associated with this combination reduced third-quarter results by $.05 a share.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.4 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.4 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include rail services, marine operations and coal mining.













                                       ###

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                        PAGE 4



(UNAUDITED)                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED         NINE MONTHS ENDED          TWELVE MONTHS ENDED
                                                         SEPTEMBER 30               SEPTEMBER 30               SEPTEMBER 30
                                                  -----------------------     -----------------------     -----------------------
                                                     1999          1998          1999          1998          1999          1998
                                                  ---------     ---------     ---------     ---------     ---------     ---------
REVENUES:
    Electric utility                              $   794.9     $   795.6     $ 2,037.3     $ 2,024.6     $ 2,660.9     $ 2,615.1
    Diversified                                       312.4         235.9         866.7         697.5       1,141.3         956.1
---------------------------------------------------------------------------------------------------------------------------------
                                                    1,107.3       1,031.5       2,904.0       2,722.1       3,802.2       3,571.2
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
    Electric utility:
      Fuel                                            191.5         188.9         448.7         434.0         610.4         548.9
      Purchased power                                 106.7         122.3         305.4         332.1         407.1         445.0
      Energy conservation cost                         25.4          24.5          61.9          60.1          81.4          77.8
      Operations and maintenance                      108.0         108.3         325.9         326.9         470.6         430.7
      Extended nuclear outage -
         O&M and replacement power costs                0.0           0.0           0.0           5.1           0.0          47.4
      Depreciation and amortization                    86.8          89.5         260.8         260.9         347.0         359.5
      Taxes other than income taxes                    56.9          57.5         159.9         158.4         205.1         202.1
---------------------------------------------------------------------------------------------------------------------------------
                                                      575.3         591.0       1,562.6       1,577.5       2,121.6       2,111.4
---------------------------------------------------------------------------------------------------------------------------------
    Diversified:
      Cost of sales                                   273.6         201.0         768.4         587.6       1,008.0         813.6
      Loss related to life insurance subsidiary          --            --            --           0.0           0.0          96.3
      Other                                            30.3          11.4          60.7          43.0          74.0          61.1
---------------------------------------------------------------------------------------------------------------------------------
                                                      303.9         212.4         829.1         630.6       1,082.0         971.0
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                228.1         228.1         512.3         514.0         598.6         488.8
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
    Interest expense                                   42.3          46.2         131.2         141.2         177.1         187.5
    Allowance for funds used during construction       (0.4)         (4.4)         (6.7)        (12.4)        (11.2)        (15.2)
    Distributions on subsidiary-obligated
      mandatorily redeemable preferred securities       5.3           0.0           9.9           0.0           9.9           0.0
    Other expense/(income), net                        (7.5)          1.9         (10.8)          3.0         (14.0)          7.7
---------------------------------------------------------------------------------------------------------------------------------
                                                       39.7          43.7         123.6         131.8         161.8         180.0
---------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                            188.4         184.4         388.7         382.2         436.8         308.8
    Income taxes                                       51.1          67.1         107.2         136.6         119.2         138.9
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                        $   137.3     $   117.3     $   281.5     $   245.6     $   317.6     $   169.9
---------------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OF COMMON
    STOCK OUTSTANDING                                  98.3          97.0          97.9          97.0          97.7          97.1
=================================================================================================================================
EARNINGS PER AVERAGE COMMON SHARE
    (BASIC and DILUTED)                           $    1.40     $    1.21     $    2.87     $    2.53     $    3.25     $    1.75
=================================================================================================================================



REGARDING THESE FINANCIAL STATEMENTS:

IN JUNE 1998, FLORIDA POWER RESTATED ITS FINANCIAL RESULTS FOR THE SECOND, THIRD AND FOURTH QUARTERS OF 1997 TO REFLECT RECOGNITION OF THE EXTENDED NUCLEAR OUTAGE COSTS AS INCURRED. THE CHANGE AFFECTED THE FINANCIAL RESULTS FOR THE INTERIM REPORTING PERIODS BUT DID NOT HAVE ANY AFFECT ON THE RESULTS FOR THE FISCAL YEAR ENDED 1997. EFFECTIVE DECEMBER 31, 1997, THE COMPANY DECONSOLIDATED THE ACCOUNTS OF MID-CONTINENT LIFE INSURANCE COMPANY AND ESTABLISHED A PROVISION FOR LOSS FOR THE FULL AMOUNT OF ITS INVESTMENT. THE DECONSOLIDATION HAS NOT BEEN REFLECTED IN THE CONSOLIDATED FINANCIAL STATEMENTS OF PRIOR PERIODS. THESE ARE INTERIM STATEMENTS. REFERENCE SHOULD BE MADE TO FLORIDA PROGRESS CORPORATION'S 1998 ANNUAL REPORT TO SHAREHOLDERS. THIS REPORT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                          Florida Progress Corporation
                Selected Financial Information (Unaudited)
                                                                          Page 5


                                        Three Months Ended  Percent   Nine Months Ended  Percent   Twelve Months Ended   Percent
                                           September 30     Positive     September 30    Positive      September 30     Positive
                                         1999      1998    (Negative)   1999     1998   (Negative)    1999      1998   (Negative)
                                        -------   -------  ---------- -------   ------- ----------  -------   -------  ---------
Earnings (Loss) Per Share:
 Florida Power Corporation              $  1.23   $  1.12       9.8   $  2.54   $  2.29      10.9   $  2.82   $  2.73       3.3
                                        -------   -------             -------   -------             -------   -------
 Electric Fuels Corporation                0.24      0.11     118.2      0.48      0.30      60.0      0.61      0.41      48.8
 Corporate and other                      (0.07)    (0.02)     n/m*     (0.15)    (0.06)     n/m*     (0.18)    (0.16)    (12.5)
                                        -------   -------             -------   -------             -------   -------
 Diversified continuing before
   non-recurring                           0.17      0.09      88.9      0.33      0.24      37.5      0.43      0.25      72.0
                                        -------   -------             -------   -------             -------   -------
 Continuing operations before
   non-recurring                           1.40      1.21      15.7      2.87      2.53      13.4      3.25      2.98       9.1

Impact of nuclear outage                      0         0        --         0         0        --         0     -0.27        --
Loss related to life insurance
   subsidiary                                 0         0        --         0         0        --         0      0.96        --
                                        -------   -------             -------   -------             -------   -------
  Total                                 $  1.40   $  1.21      15.7   $  2.87   $  2.53      13.4   $  3.25   $  1.75      85.7
                                        =======   =======             =======   =======             =======   =======

Avg. shares outstanding (millions)         98.3      97.0       1.3      97.9      97.0       0.9      97.7      97.1       0.6

Dividends per share                     $ 0.545   $ 0.535       1.9   $ 1.635   $ 1.605       1.9   $ 2.170   $ 2.130       1.9

Book value per share:
 Florida Power Corporation                                                                          $ 19.49   $ 18.99       2.6
 Consolidated                                                                                       $ 20.61   $ 19.22       7.2


                                                                                            September 30          September 30
                                   September 30                                                 1999                  1998
                                 1999        1998                                         Amount   Percent     Amount      Percent
                               -------      -------                                   --------------------------------------------
Equity investments (percent):                          Capitalization (in millions):
 Florida Power Corporation       85.00        89.00      Common stock                  $2,029.3      43.2     $1,865.1       41.4
 Electric Fuels Corporation      13.00        11.00      Preferred securities             333.5       7.1         33.5        0.7
 Other subsidiaries               2.00            0      Long-term debt                 2,177.5      46.4      2,348.1       52.2
                               -------      -------
   Total                           100       100.00      Short-term debt                  152.8       3.3        254.6        5.7
                               -------      -------                                    -------------------------------------------
                                                             Total                     $4,693.1     100.0     $4,501.3      100.0
                                                                                       -------------------------------------------



Note: In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on results for the fiscal year ended 1997.

*  not meaningful

                            Florida Power Corporation
                  Selected Statistical Data (Unaudited)
                    (In millions, except billing degree days)

                                                                          Page 6



                                  Three Months Ended              Nine Months Ended              Twelve Months Ended
                                     September 30       Percent      September 30       Percent      September 30          Percent
                                   1999        1998      Change    1999         1998     Change    1999          1998      Change
                               ----------   ----------  ------- ----------   ---------- ------- ----------   ----------    -------
Revenues:
    Residential                $    446.9   $    445.0     0.4  $  1,072.5   $  1,089.2   (1.5) $  1,407.9   $  1,410.5    (0.2)
    Commercial                      180.0        174.4     3.2       464.7        451.8    2.9       621.8        593.9     4.7
    Industrial                       54.8         55.5    (1.3)      155.8        158.5   (1.7)      211.7        208.4     1.6
    Other retail sales               39.2         39.1     0.3       105.2        104.1    1.1       143.4        138.7     3.4
                               ----------   ----------          ----------   ----------         ----------   ----------
                                    720.9        714.0     1.0     1,798.2      1,803.6   (0.3)    2,384.8      2,351.5     1.4
    Wholesale sales                  72.1         74.3    (3.0)      164.7        155.0    6.3       215.5        200.6     7.4
                               ----------   ----------          ----------   ----------         ----------   ----------
                                    793.0        788.3     0.6     1,962.9      1,958.6    0.2     2,600.3      2,552.1     1.9
    Other electric revenues (1)      26.2         18.1    44.8        97.4         87.4   11.4        77.0         87.7   (12.2)
    Deferred fuel (2)               (24.3)       (10.8)   n/m*       (23.0)       (21.4)  n/m*       (16.4)       (24.7)   n/m*
                               ----------   ----------          ----------   ----------         ----------   ----------
        Total                  $    794.9   $    795.6    (0.1) $  2,037.3   $  2,024.6    0.6  $  2,660.9   $  2,615.1     1.8
                               ==========   ==========          ==========   ==========         ==========   ==========

Kilowatt-hour sales billed:
    Residential                   5,331.0      5,260.1     1.3    12,530.6     12,675.6   (1.1)   16,381.3     16,294.0     0.5
    Commercial                    3,046.0      2,880.9     5.7     7,769.5      7,409.5    4.9    10,359.3      9,751.8     6.2
    Industrial                    1,141.2      1,129.3     1.1     3,251.3      3,232.4    0.6     4,394.3      4,237.7     3.7
    Other retail sales              704.9        682.6     3.3     1,883.3      1,820.5    3.4     2,548.4      2,428.8     4.9
                               ----------   ----------          ----------   ----------         ----------   ----------
                                 10,223.1      9,952.9     2.7    25,434.7     25,138.0    1.2    33,683.3     32,712.3     3.0
    Wholesale sales               1,488.8      1,390.1     7.1     3,458.7      2,779.1   24.5     4,544.1      3,679.3    23.5
                               ----------   ----------          ----------   ----------         ----------   ----------
        Total electric sales     11,711.9     11,343.0     3.3    28,893.4     27,917.1    3.5    38,227.4     36,391.6     5.0
                               ==========   ==========          ==========   ==========         ==========   ==========

System Requirements (KWH)       12,131.00    11,403.00     6.4   30,115.00    29,193.00    3.2   38,684.00    37,126.00     4.2

KWH Sales (Billed & Unbilled):
    Retail                      10,194.00     9,873.00     3.3   25,882.00    25,738.00    0.6   33,595.00    32,862.00     2.2
    Wholesale                    1,621.00     1,370.00    18.3    3,781.00     3,051.00   23.9    4,553.00     3,728.00    22.1
                               ----------   ----------          ----------   ----------         ----------   ----------
                                11,815.00    11,243.00     5.1   29,663.00    28,789.00    3.0   38,148.00    36,590.00     4.3
                               ==========   ==========          ==========   ==========         ==========   ==========

Billing Degree Days:
    Cooling                      2,227.00     2,454.00    (9.3)   2,722.00     3,297.00  (17.4)   3,584.00     4,016.00   (10.8)
    Heating                            --           --      --      378.70       532.00  (28.8)     404.00       666.00   (39.3)




Note:

(1) In the 4th quarter of 1998, the FPSC approved the establishment of a regulatory liability for 1998 deferred earnings, which resulted in a $10 million charge to Other electric revenues. In the second quarter of 1999, Florida Power recognized the $10 million in revenues and applied it to the amortization of the Tiger Bay regulatory asset, which resulted in no earnings impact. Other electric revenues include unbilled revenues.
(2) Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses which are designed to permit full recovery of these costs.

*   not meaningful